Exhibit 10.26

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of November 5, 2012, by and between EveryWare Global, Inc., a Delaware corporation f/k/a EveryWare, Inc. (the “Company”), and William Krueger, an individual (the “Director”).

The Board has authorized this grant of the number of shares of Class B Nonvoting Common Stock of the Company (“Class B Common Stock”) set forth below in Section 1 to Director.

The parties hereto agree as follows:

1. Director Stock.

(a) Subject to the restrictions, terms and conditions of this Agreement, the Company hereby issues to Director 10.47333 shares of validly issued Class B Common Stock (the “Director Stock”).

(b) Within 30 days of the execution of this Agreement, Director will make an effective election with the United States Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Annex A attached hereto, and Director shall pay, or make arrangements satisfactory to the Company to pay, to the Company or any of its Subsidiaries upon such election, any federal, state or local taxes required to be withheld with respect to the Director Stock.

(c) In connection with the issuance of the Director Stock by the Company hereunder and the purchase thereof by Director, Director represents and warrants to the Company that:

(i) the Director Stock to be acquired by Director pursuant to this Agreement will be acquired for Director’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Director Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii) Director is a member of the Board, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Director Stock;

(iii) Director is able to bear the economic risk of his investment in the Director Stock for an indefinite period of time because the Director Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(iv) Director has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Director Stock and has had full access to such other information concerning the Company as he has requested;

(v) this Agreement and each of the other agreements contemplated hereby constitute the legal, valid and binding obligation of Director, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by Director does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Director is a party or any judgment, order or decree to which Director is subject; and (vi) Director is a resident of the State of Tennessee.

(d) As an inducement to the Company to issue the Director Stock to Director, and as a condition thereto, Director acknowledges and agrees that neither the issuance of the Director Stock to Director nor any provision contained herein shall entitle Director to continue serving on the Board or affect the right of the Company to remove Director from the Board at any time for any reason.

2. Vesting of Director Stock. The Director Stock will be fully vested in Director on the date of this Agreement.

3. Stockholders Agreement. A copy of the Stockholders Agreement is attached hereto as Annex B. By signing and returning this Agreement, Director acknowledges having received and read a copy of the Stockholders Agreement and agrees to comply with the Stockholders Agreement, this Agreement and all applicable laws and regulations related thereto and hereto. Director hereby joins and becomes a party to the Stockholders Agreement as an “Executive” thereunder agreeing to be bound by the terms and provisions thereof as if an original party thereto.

4. Transferability.

(a) The Director Stock is subject to the transfer restrictions contained in the Stockholders Agreement.

(b) The certificates representing the Director Stock will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND A DIRECTOR OF THE COMPANY DATED AS OF NOVEMBER 5, 2012. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

5. Restrictive Covenants. Director agrees and acknowledges that the Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of his service on the Board, the Director will be exposed to highly confidential and sensitive information regarding the Company’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, and employee relationships. Director agrees and acknowledges that it is critical that the Company take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company’s agreement to issue the Director Stock to Director, Director agrees to be bound by the following restrictive covenants:

(a) Confidentiality. Director agrees that he will not disclose to a third party or use for his personal benefit or for the benefit of a third party, at any time, either during his time serving on the Board or thereafter, any Confidential Information (as defined below) of which Director is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Director’s performance in good faith of duties assigned to the Director by the Company or as required by law or as necessary for the Director to enforce his rights hereunder. The Director will take all reasonable and appropriate steps to safeguard Confidential

Information and to protect it against disclosure, misuse, espionage, loss and theft. The Director shall deliver to the Company on the date (the “Termination Date”) on which the Director ceases to serve as a member of the Board for any reason (the “Termination”) all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or any of its Subsidiaries which the Director may then possess or have under his control. As used herein, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or its Subsidiaries in connection with their business, including but not limited to (i) information, observations and data obtained by the Director while a member of the Board concerning the business or affairs of the Company or its Subsidiaries, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Director proposes to disclose or use such information.

(b) Nondisparagement. Director agrees not to make negative comments or otherwise disparage the Company or any of its Affiliates or any of their respective partners, members, officers, directors, employees, shareholders, agents or products.

(c) Return of Company Property. On the Director’s Termination Date (or at any time prior thereto at the Company’s request), Director shall return all Confidential Information or other property belonging to the Company or any of its Affiliates (including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company or any of its Affiliates).

6. Definitions.

“Board” means the board of directors of the Company.

“Director Stock” will continue to be Director Stock in the hands of any holder other than Director (except for the Company and MCP and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Director Stock will succeed to all rights and obligations attributable to Director as a holder of Director Stock hereunder. Director Stock will also include shares of the Company’s capital stock issued with respect to Director Stock by way of a stock split, stock dividend or other recapitalization.

“MCP” means, collectively, Monomoy Capital Partners, L.P., a Delaware limited partnership, MCP Supplemental Fund, L.P., a Delaware limited partnership, Monomoy Executive Co-Investment Fund, L.P., a Delaware limited partnership, Monomoy Capital Partners II, L.P., a Delaware limited partnership, and MCP Supplemental Fund II, L.P., a Delaware limited partnership.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stockholders Agreement” means the Stockholders Agreement dated as of March 23, 2012, among the Company, MCP and the other parties thereto, as the same may be amended from time to time.

“Subsidiary” means with respect to a corporation, any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries and with respect to any other entity, the ownership by the Company of a majority of the equity interests of such entity or the ability of the Company to direct, directly or indirectly, the management and policies of such entity.

7. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given upon the earlier of (i) actual receipt, (ii) three days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, (iii) one business day following the day of facsimile transmission with machine-generated acknowledgment of receipt after such facsimile transmission and (iv) one business day following the business day of deposit with a reputable overnight courier (charges prepaid) for next business day delivery. Such notices, demands and other communications shall be sent to the Company, MCP or Director at the address set forth below and to any other recipient or any subsequent holder of Director Stock subject to this Agreement at such address or facsimile number as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Company:

EveryWare Global, Inc.

c/o Monomoy Capital Partners, L.P.

142 West 57th Street, 17th Floor

New York, NY 10019

Attention: Justin Hillenbrand and Jaime McKenzie

Telephone No.: (212) 699-4010

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Richard W. Porter, P.C.

 Kevin L. Morris

Telecopy No.: (312) 862-2200

If to Director:

William Krueger

19 Ironwood Lane,

Brentwood, TN 37027

Telecopy No.: 615-725-2849

If to MCP:

Monomoy Capital Partners, L.P.

MCP Supplemental Fund, L.P.

Monomoy Executive Co-Investment Fund, L.P.

Monomoy Capital Partners II, L.P.

MCP Supplemental Fund II, L.P.

142 West 57th Street, 17th Floor

New York, NY 10019

Attention: Daniel Collin and Jaime McKenzie

Telecopy No.: 212-699-4010

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Richard W. Porter, P.C.

 Kevin L. Morris

Telecopy No.: (312) 862-2200

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

8. General Provisions.

(a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Director, the Company, MCP and their respective successors and assigns (including subsequent holders of Director Stock); provided that the rights and obligations of Director under this Agreement shall not be assignable except in connection with a permitted transfer of Director Stock hereunder.

(e) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f) Consent to Jurisdiction. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE DELAWARE STATE COURTS SITTING IN THE COUNTY OF NEW CASTLE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR THE DELAWARE STATE COURTS SITTING IN THE COUNTY OF NEW CASTLE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(g) Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(h) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Director and MCP.

(j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(k) Indemnification and Reimbursement of Payments on Behalf of Director. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the

Company or any of its Subsidiaries to Director any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Director’s compensation or other payments from the Company or any of its Subsidiaries or Director’s ownership interest in the Company, including, but not limited to, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock. Any statutorily required withholding obligation with regard to the Taxes may, at the discretion of the Company, be satisfied by reducing the amount of shares of Director Stock otherwise deliverable to the Director hereunder. The Director shall indemnify the Company and its Subsidiaries for any amounts paid on Director’s behalf with respect to any such Taxes, together with any interest, penalties and related expenses paid by the Company as a result of Director’s failure to pay any Tax in a timely manner.

(l) Termination. This Agreement shall survive the termination of Director’s service on the Board and shall remain in full force and effect after such termination.

(m) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n) Securities Laws. This Agreement and the Director Stock have been provided to Director by the Company to provide certain compensatory incentives to Director and the Director Stock is intended to qualify for an exemption from the registration requirements under (i) the Securities Act, as amended, pursuant to Rule 701 of the Securities Act, and (ii) applicable state securities laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

EVERYWARE GLOBAL, INC.

By:	/s/ Kerri Cárdenas Love
Name:	Kerri Cárdenas Love
Its:	VP & General Counsel

/s/ William Krueger
William Krueger

SPOUSAL CONSENT

The undersigned spouse of Director hereby acknowledges that I have read the foregoing Restricted Stock Agreement and the Stockholders Agreement and that I understand their contents. I am aware that the Restricted Stock Agreement and the Stockholders Agreement provide for the repurchase of my spouse’s shares of Director Stock under certain circumstances and imposes other restrictions on such Director Stock (including restrictions on transfer). I agree that my spouse’s interest in the Director Stock is subject to the Restricted Stock Agreement and the Stockholders Agreement, any interest I may have in such Director Stock shall be irrevocably bound by the Restricted Stock Agreement and the Stockholders Agreement and further that my community (or other) property interest, if any, shall be similarly bound by the Restricted Stock Agreement and the Stockholders Agreement.

/s/ Lynn P. Krueger
Signature

Lynn P. Krueger
Name

Sarah K. Krueger
Witness

Annex A

(See attached)

ELECTION TO INCLUDE STOCK IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On November 5, 2012, the undersigned acquired shares of Class B Common Stock, par value $0.001 per share, (the “Class B Common Stock”) of EveryWare Global, Inc., a Delaware corporation f/k/a EveryWare, Inc. (the “Company”), for $0.00. Under certain circumstances, the Company has the right to repurchase the Class B Common Stock from the undersigned (or from the holder of the Class B Common Stock, if different from the undersigned) should the undersigned cease to serve on the Board of Directors of the Company (the “Board”). The Class B Common Stock is subject to a substantial risk of forfeiture and is non-transferable.

The undersigned desires to make an election to have the receipt of the Class B Common Stock taxed under the provisions of §83(b) of the Internal Revenue Code at the time the undersigned acquired the Class B Common Stock.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Class B Common Stock, to report as taxable income for the calendar year 2012 the excess (if any) of the value of the Class B Common Stock on November 5, 2012 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):

1.	The name, address and social security number of the undersigned:

William Krueger
19 Ironwood Lane
Brentwood, TN 37027
SSN:

2.	A description of the property with respect to which the election is being made: 10.47333 shares of the Company’s Class B Common Stock.

3.	The date on which the Class B Common Stock was transferred: November 5, 2012. The taxable year for which such election is made: 2012.

4.	The restrictions to which the property is subject: In the event the undersigned (i) ceases to serve on the Board under certain circumstances, the Class B Common Stock will be subject to repurchase at the lesser of (a) the original cost thereof and (b) the fair market value thereof or (ii) ceases to serve on the Board under certain other circumstances, the Class B Common Stock will be subject to repurchase for the fair market value thereof.

5.	The fair market value on November 5, 2012 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $49,999.99.

6.	The amount paid or to be paid for such property: $0.00.

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A copy of this election is being furnished to the Company pursuant to Treasury Regulation § 1.83-2(e)(7). A copy of this election will be submitted with the 2012 federal income tax return of the undersigned pursuant to Treasury Regulation § 1.83-2(c).

Dated: November 5, 2012

William Krueger

Annex B

Stockholders Agreement

(See attached)